Exhibit 99.1

GFI Group Inc. Announces Accelerated Fourth Quarter Dividend of $0.05 Per Share

New York, December 7, 2012 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage, clearing services, electronic execution and trading support products for global financial markets (the “Company”), announced today that the Company’s Board of Directors has declared an accelerated fourth quarter 2012 dividend of $0.05 per common share.  The accelerated dividend will be payable on December 27, 2012 to shareholders of record as of the close of business on December 17, 2012.

This accelerated dividend is intended by the Board to be in lieu of the quarterly dividend the Company would have otherwise announced when it issued its fourth quarter and full year 2012 earnings in the first quarter of 2013 and that would have been paid in 2013.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,100 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Dubai, Dublin, Tel Aviv, Los Angeles and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President

investorinfo@gfigroup.com

Chris Ann Casaburri Grimmett

Investor Relations Manager

212-968-4167

chris.grimmett@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

Office: 212-968-2964

Mob:    646-717-4379

patricia.gutierrez@gfigroup.com